Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405       80,090,305
GOLDMAN, SACHS & CO.                        13-5100880       17,063,226
CITIGROUP, INC.                             52-1568099       18,547,998
JPMORGAN CHASE & CO.                        13-3224016        6,679,185
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        3,000,003
MORGAN STANLEY CO INCORPORATED              13-2665598        1,703,542
BNP PARIBAS SECURITIES CORP.                13-3235334        2,576,479
BARCLAYS CAPITAL INC.                       05-0346412        1,077,275
MITSUBISHI                                  00-0000000        1,906,784
NOMURA                                      13-2642206          966,796






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405        4,048,483
GOLDMAN, SACHS & CO.                        13-5100880       17,577,893
CITIGROUP, INC.                             52-1568099        2,005,258
JPMORGAN CHASE & CO.                        13-3224016        4,716,763
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        2,442,493
MORGAN STANLEY CO INCORPORATED              13-2665598        1,054,237
BNP PARIBAS SECURITIES CORP.                13-3235334          113,949
BARCLAYS CAPITAL INC.                       05-0346412          953,601
MITSUBISHI                                  00-0000000            4,377
NOMURA                                      13-2642206          729,861




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    139,024,728 D. Total Sales: 37,629,734

                               SCREEN NUMBER : 12